EXHIBIT 5.1
[Letterhead of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered]
August 3, 2009
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Re: Registration Statement on Form S-8
     Gentlemen:
     We have acted as special counsel to Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), in connection with the registration by the Company of additional 400,000 shares of common stock, par value $0.10 per share (the “Common Stock”), to be issued in accordance with the Seacoast Banking Corporation of Florida Employee Stock Purchase Plan (the “Plan”), pursuant to the Company’s registration statement on Form S-8, which revises the Company’s registration statement on Form S-8, filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 1988 (File No. 33-25627), filed with the Commission on the date hereof (the “Registration Statement”), to which this opinion appears as Exhibit 5.1.
     In rendering this opinion, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Based on the foregoing and subject to the limitations and qualifications stated herein, we are of the opinion that the Common Stock has been duly authorized and, when issued in the manner contemplated by the Plan against receipt of payment therefor, will be validly issued, fully paid and nonassessable.
     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the Florida Business Corporation Act, including the applicable provisions of the Florida Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Florida or any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ Lawrence E. Grary, III
Lawrence E. Grary, III
Crary, Buchanan, Bowdish, Bovie,
Beres, Elder & Williamson, Chartered